MG SMALLCap Fund - 10f3
Transactions - Q4 1999
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					Security Purchased		Comparison Security		Comparison Security
Issuer				Spanish Broadcasting		Radio Unica				Univision Communications

Underwriters			Lehman Brothers, Merrill, 	n/a					n/a
					Bear Stears, BancBoston
					Robertson Stephens, DB
					Securities, Lazard Freres,
					Morgan Stanley, Prudential
					Securities, Salomon Smith
					Barney, Wasserstein Perella
					Securities, Gabelli & Co.,
					First Union Securities,
					Neuberger & Berman, Raymond
					James & Assoc., Sutro & Co.,
					The Chapman Company,
					Chatsworth Securities, Guzman
					& Co., Pryor McClendon,
					Ramirez & Co.

Years of continuous
operation, including
predecessors			> 3 years				> 3 years				> 3 years

Security 				SBSA					UNCA					UVN

Is the affiliate a
manager or co-manager of
offering?				no					no					no

Name of underwriter or
dealer from which
purchased				Lehman Brothers			n/a					n/a

Firm commitment?			yes					yes					yes

Trade date/Date of
Offering				10/28/1999				10/19/1999				9/27/1996

Total dollar amount of
offering sold to QIBs		$-   					$-   					$-

Total dollar amount of
any concurrent public
offering				$435,748,000.00 			$109,440,000.00 			$187,910,000

Total					$435,748,000.00 			$109,440,000.00 			$187,910,000

Public offering price		20.00 				16.00 				23.00

Price paid if other
than public offering
price					same 					n/a 					n/a

Underwriting spread or
commission				$1.25 (6.25%)			$1.12 (7%)				$1.55 (6.74%)

Shares purchased			11,000 				n/a 					n/a

$ amount of purchase		$220,000.00 			n/a 					n/a

% of offering purchased
by fund				0.05049%				n/a					n/a

% of offering purchased by
associated funds*			0.02065%				n/a					n/a

Total					0.07114%				n/a					n/a
* Only former MG funds
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